Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

                                                                                                                                September 19, 2006

Danaos Corporation

14 Akti Kondyli

185 45 Piraeus

Greece

              Re:  Danaos Corporation, Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as U.S. counsel to Danaos Corporation, a Marshall Islands corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).  The Registration Statement relates to the proposed offering and sale of up to 11,787,500 shares of common stock, par value US$0.01 per share, of the Company (the “Shares”) and related preferred stock purchase rights (the “Rights”).

In connection with this opinion letter, we have examined the Registration Statement, and originals, or copies certified or otherwise identified to our satisfaction, of the Stockholders Rights Agreement (the “Stockholder Rights Agreement”) made and entered into as of September 18, 2006 by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”), and such other documents, records and other instruments of the Company as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Danaos Corporation

September 19, 2006

We have also assumed for purposes of our opinion that (i) the Rights Agent has the requisite organizational and legal power and authority to enter into and perform its obligations under the Stockholders Rights Agreement, (ii) the Stockholders Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and (iii) the Stockholders Rights Agreement constitutes a valid and binding obligation of the Rights Agent.  For purposes of our opinion, we have, with your permission, relied upon the opinion addressed to you dated the date hereof from Watson, Farley & Williams (New York) LLP, to the effect that (i) the Company is a corporation domesticated and validly existing under the laws of the Republic of The Marshall Islands, (ii) the Company has the requisite organizational and legal power and authority to enter into and perform its obligations under the Stockholders Rights Agreement, (iii) the Shares have been duly authorized and, when issued and delivered against payment therefore as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable, (iv) the Stockholders Rights Agreement and the issuance of the Rights in respect of the Shares have been duly authorized by the Company, and (v) the Stockholders Rights Agreement has been duly executed and delivered by the Company.

Based upon the foregoing, we are of the opinion that when issued in accordance with the terms of the Stockholder Rights Agreement, the Rights will constitute valid and binding obligations of the Company.

The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

The opinions expressed herein are limited to the laws of the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                                                                                                Very truly yours,

                                                                                                                /s/ Morgan, Lewis & Bockius LLP